EXHIBIT 4.3

                      POLICY MANAGEMENT SYSTEMS CORPORATION
                       1999 BROAD BASED STOCK OPTION PLAN


                                  1.   PURPOSE
                                       -------

The purpose of this Plan is to enhance the profitability and value of Policy Management Systems Corporation ("PMSC") and to promote the interest of PMSC and its subsidiaries by granting Options to purchase PMSC Common Stock ("Common Stock") to eligible full-time employees of PMSC in order: (1) to attract and to retain such persons; (2) to provide an additional incentive to each such person to work to increase the value of Common Stock; and (3) to provide each such person with a stake in the future of PMSC which corresponds to the stake of each of PMSC's shareholders.


                          2.  SHARES SUBJECT TO OPTIONS
                              -------------------------

Subject to adjustment pursuant to the provisions of Article 13 hereof, there shall be 100 shares of Common Stock reserved for use under this Plan for each "Eligible Person," as defined below in Article 4. Such shares of Common Stock shall be reserved to the extent that PMSC deems appropriate from authorized but unissued shares of Common Stock. Shares of Common Stock covered by an Option that shall have been exercised shall not again be available for an Option grant. If an Option shall terminate or expire for any reason without being wholly exercised, the number of shares to which such Option termination relates shall not be available for further grant hereunder.

                               3.  EFFECTIVE DATE
                                   --------------

The effective date of this Plan shall be January 21, 2000 or such later date as the Committee may specify if such date is specified prior to January 21, 2000 (the "Effective Date").


                                 4.  ELIGIBILITY
                                     -----------

An Eligible Person under this Plan is any individual who, on the Effective Date of the Plan, is a full-time employee of PMSC or one of its direct or indirect wholly owned subsidiaries and (i) who is not a current or former officer (vice president and above) or director of PMSC; (ii) who is not employed as a "Technical Service Provider"; and (iii) who did not accept a grant of stock options or bonus units during calendar year 1999. If necessary, as based on the advice of PMSC's General Counsel, the definition of eligibility under the Plan will be adjusted to comply with the local law of a jurisdiction in which it is offered. Individuals who become eligible based on such advice from PMSC's General Counsel will be notified in writing of their eligibility.


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                             5.  PLAN ADMINISTRATION
                                 -------------------

This Plan shall be administered by the Compensation Committee of the Board of Directors (the "Committee"). The Committee, acting in its absolute discretion, shall exercise such powers and take such action as expressly called for under this Plan. The Committee shall have the power to interpret this Plan and (subject to the terms of this Plan) to take such other action in the administration and operation of this Plan as the Committee deems equitable under the circumstances. All actions of the Committee shall be binding on PMSC, on each affected "Optionee" (being those Eligible Persons who were granted Options under this Plan), and on each other person directly or indirectly affected by such action.


                              6.   GRANT OF OPTIONS
                                   ----------------

The  grant  to  each  Eligible Person of  Options to purchase 100 shares of PMSC
Common Stock shall be effective for each Eligible Person upon the close of business on the Effective Date. At the election of the Committee, each grant of an Option may be evidenced by an Option Agreement incorporating such terms and conditions as the Committee acting in its absolute discretion deems consistent with the terms of this Plan. An Option Agreement may include additional provisions and restrictions which are not inconsistent with this Plan.

The Committee shall have the authority to revoke the grant of an Option under the Plan if, based on the advice of PMSC's General Counsel, it is determined that the securities and/or exchange control laws of a given jurisdiction render the granting of an Option adverse to the interests of PMSC.


                                7.  OPTION PRICE
                                    ------------

The Option Price for each share of Common Stock subject to an Option shall be no less than Fair Market Value of a share of Common Stock on the Effective Date of the grant of the Option. "Fair Market Value" means the closing price on the Effective Date for a share of Common Stock on the national securities exchange on which the Common Stock is listed. If no such price quotation is available, "Fair Market Value" shall mean the price which the Committee acting in good faith determines through any reasonable valuation method that a share of Common Stock would change hands between a willing buyer and a willing seller, neither being under any compulsion to buy or to sell and both having reasonable knowledge of the relevant facts.


                           8.  VESTING/EXERCISE PERIOD
                               -----------------------

8.1  Vesting  of  Option.  Subject  to  the Termination of Service provisions of
     -------------------
Article  10  hereof,  Options  granted under this Plan shall vest in full on the
    -
third anniversary of the date they were granted or upon the death of the Optionee.

8.2  Term  of  Option.  Subject  to  the  terms  of  this  Plan  and any further
     ----------------
restrictions  which  may  be  contained in an Option Agreement, an Option may be
    -----
exercised  in  whole  or  in  part,  with  respect  to

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whole shares only, during the Term commencing on the third anniversary following the date such Option is granted or upon the death of the Optionee and ending on the earlier of:

               (1)     the  date  such  Option  is  exercised  in  full;  or

(2) the date which is one day prior to the tenth anniversary of the date such Option is granted.

8.3     Option  Exercise; Withholding .4  Option Exercise; Withholding.  Subject
---     -----------------------------     ----------------------------
to such terms and conditions as may be specified in an Option Agreement, an otherwise exercisable Option may be exercised in whole or in part at any time, with respect to whole shares only, within the period permitted for the exercise thereof, and shall be exercised by written notice of intent to exercise the Option with respect to a specified number of shares delivered to PMSC at its principal office, and payment in full to PMSC at said office of the amount of the Option Price for the number of shares of the Common Stock with respect to which the Option is then being exercised. Payment of the Option Price shall be made: (i) in cash or by cash equivalent; (ii) at the discretion of the Committee, in Common Stock that has been held by the Optionee for at least six
(6) months (or such other period as the Committee may deem appropriate for purposes of applicable accounting rules), valued at the Fair Market Value of such shares determined on the date of exercise; (iii) at the discretion of the Committee, by a delivery of a notice that the Optionee has placed a market sell order (or similar instruction) with a broker with respect to shares of Common Stock then issuable upon exercise of the Option, and that the broker has been directed to pay a sufficient portion of the net proceeds of the sale to PMSC in satisfaction of the Option Price (conditioned upon the payment of such net proceeds); (iv) at the discretion of the Committee, by a combination of the methods described above; or (v) by such other method as may be approved by the Committee. In addition to and at the time of payment of the Option Price, the Optionee shall pay to PMSC the full amount of all federal and state withholding and other employment taxes required to be withheld in connection with such exercise, in any manner consistent with the foregoing that is approved by the Committee.

                             9.  NONTRANSFERABILITY
                                 ------------------

 .5  Nontransferability  of  OptionAll  Options  shall be nontransferable except
     ------------------------------
upon the Optionee's death, by the Optionee's will or the laws of descent and distribution upon the Optionee's death.

                           10.  TERMINATION OF SERVICE
                                ----------------------
10.1     Death  .1  Death.  If  an Optionee shall die at any time after the date
         -----      -----
of grant and while an Eligible Person, the executor or administrator of the estate of the decedent, or the person or persons to whom an Option shall have been validly transferred in accordance with this Plan pursuant to will or the laws of descent and distribution, shall have the right, during the period ending one (1) year after the date of the Optionee's death (subject to the term of the Option), to exercise the Optionee's Option to the extent that it shall not have been previously exercised.

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10.2   Other  Termination  of  Service  .4  Other Termination of Service. Unless
       -------------------------------      ----------------------------
otherwise provided by the Committee or as set forth in an Option Agreement or as set forth herein, if an Optionee's employment or other service with PMSC or any PMSC direct or indirect subsidiary shall be terminated for any reason other than death (including by reason of retirement), the Optionee shall have the right, during the period ending ninety (90) days after such termination (subject to the term of the Option), to exercise an Option to the extent that it was exercisable at the date of such termination and shall not have been exercised.
10.3  Other  Circumstances. Notwithstanding any other provision of this Plan and
      --------------------
upon death or a termination of employment or service, the Committee may, but shall not be required to do so, in its sole and absolute discretion, permit an Optionee to exercise outstanding Options (including Options that have not yet become exercisable) sooner or later than would otherwise be permitted by this Plan and/or an Option Agreement.


                          11.  SECURITIES REGISTRATION
                               -----------------------

Each Option Agreement shall provide that, upon the receipt of shares of Common Stock as a result of the surrender or exercise of an Option, the Optionee shall, if so requested by PMSC, hold such shares of Common Stock for investment and not with a view of resale or distribution to the public and, if so requested by PMSC, shall deliver to PMSC written statement satisfactory to PMSC to that effect. As for Common Stock issued pursuant to this Plan, PMSC at its expense shall take such action as it deems necessary or appropriate to register the original issuance of such Common Stock to an Optionee under Securities Act of 1933, as amended, and under any other applicable securities laws or to qualify such Common Stock for an exemption under any such laws prior to the issuance of such Common Stock to an Optionee; provided, however, PMSC shall have no obligation whatsoever to take any such action in connection with the transfer, resale or other disposition of such Common Stock by an Optionee.


                                12.  LIFE OF PLAN
                                     ------------

No Option shall be granted under this Plan on or after the tenth anniversary of the effective date of this Plan, in which event this Plan otherwise thereafter shall continue in effect until all outstanding Options have been surrendered or exercised in full or no longer are exercisable.


                                13.   ADJUSTMENT
                                      ----------

 .2  AntidilutionIn  the  event  of  a  reorganization,  recapitalization, stock
     ------------
split, stock dividend, combination of shares, merger or consolidation, or the sale, conveyance, or other transfer by PMSC of all or substantially all of its property, or any other change in the corporate structure or shares of PMSC, pursuant to any of which events the then outstanding shares of Common Stock are split up or combined, or are changed into, become exchangeable at the holder's election for, or entitle the holder thereof to cash, other shares of stock or any other consideration, or in the case of any other transaction described in section 424(a) of the Code, the Committee may change in the manner that it shall deem to be equitable and appropriate the number and kind of shares (including by substitution of shares of another corporation) subject to the Options and/or the Option Price of such shares. An adjustment made under this Section by the Committee shall be conclusive and binding on all affected persons and, further, shall not constitute an increase in the number of shares reserved under Article 2 within the meaning of Article 14 of this Plan.


                               14.  PLAN AMENDMENT
                                    --------------

The Board may at any time and from time to time and in any respect, amend or modify this Plan. Notwithstanding the foregoing, no amendment or modification of this Plan shall in any manner: (i) affect any Option theretofore granted without the consent of the Optionee or the permitted transferee of the Option; or (ii) reduce the exercise price at which Options may be granted below the Fair Market Value of the Common Stock on the effective date of grant.

                               15.  MISCELLANEOUS
                                    -------------

15.1     No  Shareholder  Rights.  No  Optionee  shall  have  any  right  as  a
         -----------------------
shareholder of PMSC or any subsidiary as a result of the grant of an Option under this Plan or the exercise of such Option, pending the actual delivery of the Common Stock subject to such Option to such Optionee.

15.2     No  Contract  of  Employment.     The grant of an Option to an Optionee
         ----------------------------
under this Plan shall not constitute a contract of employment and shall not confer on an Optionee any rights upon his or her termination of employment in addition to those rights, if any, expressly set forth in an Option Agreement which evidences his or her Option.

15.3     Withholding.     The  exercise  of  any  Option granted under this Plan
         -----------
shall constitute an Optionee's full and complete consent to whatever action the Committee directs to satisfy the federal and state tax withholding requirements, if any, which the Committee in its discretion deems applicable to such exercise.

15.4     Data  Privacy.  By  participating  in  this  Plan,  the  Optionee:  (i)
         -------------
authorizes PMSC and any agents and affiliates administering the Plan or providing Plan recordkeeping services to disclose such information and data as is necessary to facilitate the grant of options and the administration of the Plan; (ii) waives any data privacy rights he or she may have with respect to such information; and (iii) authorizes the storage and transmittal of such information in electronic form.

15.5     Construction.     This  Plan  shall  be construed under the laws of the
         ------------
State  of  South  Carolina.


IN WITNESS WHEREOF, PMSC has caused its duly authorized officer to execute this Plan effective as of _________, _______ to evidence its adoption of this Plan.

                         POLICY  MANAGEMENT  SYSTEMS  CORPORATION


                         BY:     ________________________________________
                                           G.  Larry  Wilson
                                           President